Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(2,590,796)
Unrealized Gain (Loss) on Market Value of Futures	(4,218,228)
Dividend Income	3,735
Interest Income	152
ETF Transaction Fees	3,000
Total Income (Loss)	$(6,802,137)

Expenses
Investment Advisory Fee	$33,161
Brokerage Commissions	5,454
NYMEX License Fee	1,342
SEC & FINRA Registration Expense	775
Non-interested Directors' Fees and Expenses	379
Other Expenses	10,850
Total Expenses	51,961
Expense Waiver	(2,560)
Net Expenses	$49,401
Net Gain (Loss)	$(6,851,538)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/10	$73,184,042
Additions (100,000 Units)	3,205,666
Withdrawals (200,000 Units)	(7,107,140)
Net Gain (Loss)	(6,851,538)

Net Asset Value End of Period	$62,431,030
Net Asset Value Per Unit (2,000,000 Units)	$31.22

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502